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      As filed with the Securities and Exchange Commission on December 15, 2000

                                                      Registration No. 333-16891


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933



                               SpeedFam-IPEC, Inc.
             (Exact name of registrant as specified in its charter)

                  Illinois                              36-2421613
        (State or other jurisdiction                 (I.R.S. Employer
      of incorporation or organization)            Identification No.)


                 305 North 54th Street; Chandler, Arizona 85226
               (Address of principal executive offices) (Zip Code)

       SpeedFam-IPEC Employees' Savings and Profit Sharing Plan and Trust
                            (Full title of the plan)

                                J. Michael Dodson
                      Secretary and Chief Financial Officer
                               SpeedFam-IPEC, Inc.
                              305 North 54th Street
                             Chandler, Arizona 85226
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:

                                 (480) 705-2100

                                   Copies to:

                                Neil Wolff, Esq.
                      Wilson Sonsini Goodrich & Rosati, PC
                               650 Page Mill Road
                           Palo Alto, California 94304
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                              EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 is being filed to deregister 330,000 shares of common stock, no par value, of SpeedFam-IPEC, Inc. (the "Common Stock"), previously registered on Form S-8, Registration Statement No. 333-16891 for the SpeedFam-IPEC Employees' Savings and Profit Sharing Plan and Trust (the "Plan"). These shares of previously-registered Common Stock were not offered or sold under the Plan. Accordingly, this Post-Effective Amendment No. 1 hereby (1) deregisters 330,000 shares of Common Stock under the Plan, and (2) deregisters an indeterminate amount of interests under the Plan.
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                                   SIGNATURES

THE REGISTRANT


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Post-Effective Amendment to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona on the 15th day of December, 2000.

SpeedFam-IPEC, Inc.
(Registrant)

By  /s/ J. Michael Dodson
   -----------------------------------------
J. Michael Dodson
Chief Financial Officer

THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the Registrant, as the administrator of the Plan, has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona on the 15th day of December, 2000.

SpeedFam-IPEC Employees' Savings and Profit Sharing Plan and Trust
(Plan)

By  /s/ J. Michael Dodson
   ----------------------------------------------
J. Michael Dodson
on behalf of the Administrator of the SpeedFam-IPEC
Employees' Savings and Profit Sharing Plan and Trust